Exhibit 4.5

ADAPTIMMUNE THERAPEUTICS LIMITED

INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2015

i

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 23rd day of February, 2015, by and among Adaptimmune Limited, a private limited company organized under the laws of England and Wales (“Adaptimmune”), Adaptimmune Therapeutics Limited, a private limited company organized under the laws of England and Wales (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”.

RECITALS

WHEREAS, Adaptimmune and the Investors entered into an investors’ right agreement dated as of September 23, 2014 in connection with the issuance and sale by Adaptimmune to Investors of an aggregate of 1,758,418 series A preferred shares, par value £0.001 per share (the “Existing Investors’ Rights Agreement”); and

WHEREAS, pursuant to a Share for Share Exchange Agreement, dated as of the date hereof (the “Share for Share Exchange Agreement”), each shareholder of Adaptimmune has agreed to exchange all of such shareholders right, title and interest in and to its respective shares in Adaptimmune in exchange for the issuance by the Company to such shareholder of the number of Ordinary Shares, par value £0.001 per share and Series A Preferred Shares, par value £0.001 per share (collectively, the “Shares”), as applicable, of the Company set forth in Schedule A to this Agreement; and

WHEREAS, the execution of the Share for Share Exchange Agreement and the consummation of the transactions contemplated thereby contemplates among other things the execution and delivery of this Agreement by the shareholders of the Company; and

WHEREAS, Adaptimmune, the Company and the Investors hereby acknowledge and agree that the Existing Investors’ Rights Agreement is hereby terminated and shall have no further force and effect upon the execution of this Agreement by the parties hereto and that this Agreement shall replace and supersede the Existing Investors’ Rights Agreement in all respects;

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      Definitions. For purposes of this Agreement:

1.1                               “Affiliate” with respect to any specified Person, any mutual fund or other pooled investment vehicle now or hereafter existing that is advised or managed by the same investment adviser as, or an Affiliate of the investment adviser of, such Person or any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, limited partner, member, manager, employee, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the term “control” when used with respect to any Person means the power to direct the management or policies of such Person, directly or indirectly, whether through ownership of voting securities,

1

by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

1.2                               “Articles” means the Articles of Association of the Company as in effect on the date hereof.

1.3                               “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4                               “Emerging Growth Company” shall have the meaning set forth in the Jumpstart Our Business Startups Act of 2012.

1.5                               “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6                               “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

1.7                               “Foreign Private Issuer” shall have the meaning set forth in Rule 405 of the Securities Act and Rule 3b-4(b) of the Exchange Act.

1.8                               “Form F-1” means a registration statement on Form F-1 promulgated by the SEC under the Securities Act or any substantially similar form then in effect.

1.9                               “Form F-3” means a registration statement on Form F-3 promulgated by the SEC under the Securities Act or any substantially similar form then in effect.

1.10                        “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.11                        “IFRS” means international financial reporting standards as adopted by the International Accounting Standards Board and as issued by the International Accounting Standards Board.

2

1.12                        “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.13                        “IPO” means the Company’s first underwritten public offering of its Ordinary Shares under the Securities Act.

1.14                        “Nasdaq Capital Market” means the NASDAQ Capital Market.

1.15                        “Nasdaq Global Market” means the NASDAQ Global Market.

1.16                        “Nasdaq Global Select Market” means the NASDAQ Global Select Market.

1.17                        “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.18                        “NYSE” means the New York Stock Exchange.

1.19                        “Ordinary Shares” means the Company’s Ordinary Shares, par value £0.001 per share.

1.20                        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.21                        “Privileged Relation” means the husband or wife or the widower or widow of a shareholder and all the lineal descendants and ascendants in direct line of such shareholder and the brothers and sisters of such shareholder and their lineal descendants and a husband or wife or widower or widow of any of the above persons and for the purposes aforesaid a step-child or adopted child or illegitimate child of any person shall be deemed to be his or her lineal descendant.

1.22                        “Qualified IPO” means a firmly underwritten public offering of the Ordinary Shares of the Company pursuant to a registration statement filed under the Securities Act at a per share price of not less than 1.5 times the original purchase price of the Series A Preferred Shares for a total offering of not less than $50 million (before deductions of underwriter commissions and expenses).

1.23                        “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

1.24                        “Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Series A Preferred Shares; and (ii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the

3

shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 4.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.25                        “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Ordinary Shares that are Registrable Securities and the number of Ordinary Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.26                        “Registration Expenses” means (i) all expenses incurred by the Company incident to the Company’s filing of a Registration Statement with the SEC pursuant to this Agreement, including, without limitation, all stock exchange, SEC, FINRA and, to the extent applicable, state securities registration, listing and filing fees, printing expenses, fees, “blue sky” fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and (ii) the reasonable and documented fees and expenses of one legal counsel to the Investors, and any transfer taxes, in each case relating to the sale or disposition of the Registrable Securities by any Investor.

1.27                        “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.28                        “SEC” means the U.S. Securities and Exchange Commission.

1.29                        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.30                        “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.31                        “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.32                        “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.33                        “Series A Director” means any director of the Company that the holders of record of the Series A Preferred Shares are entitled to elect pursuant to the Articles.

1.34                        “Series A Preferred Shares” means the Company’s Series A Preferred Shares, par value £0.001 per share.

1.35                        “Shareholders’ Agreement” means the Shareholders’ Agreement entered into by and among the Company, the Holders and other shareholders of the Company of even date herewith, as may be amended from time to time.

4

1.36                        “U.S. Listing” has the meaning ascribed thereto in Section 2.1.

1.37                        “U.S. Trading Market” means any of the NYSE, Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market, as applicable.

2.                                      Registration Rights. The Company covenants and agrees as follows:

2.1                               Demand Registration.

(a)                                 Form F-1 Demand. If at any time after the earlier of (i) September 23, 2017 or (ii) six months after a Qualified IPO, the Company receives a request from Holders of more than fifty percent (50%) of the Registrable Securities then outstanding that the Company file with the SEC a Form F-1 registration statement with respect to the Registrable Securities then outstanding (provided, that the anticipated aggregate offering price, net of Selling Expenses, must exceed U.S.$10 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, use its best efforts to (A) file with the SEC a Form F-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1 (c) and 2.3 (the “Demand Registration”), and (B) in connection with such Demand Registration, take all necessary actions to effect the listing of (a) the Company’s Ordinary Shares, or (ii) American Depository Shares representing the Ordinary Shares (“ADSs”) on the NYSE, Nasdaq Global Select Market or Nasdaq Global Market or, if listing on none of these stock markets is available, on the Nasdaq Capital Market, (b) take all actions necessary to register such class of securities under the Exchange Act, as well as (c) pay all fees and expenses related to the U.S. Listing (as defined below), and, to the extent permitted by applicable law, all Registration Expenses of the Company and the Holders (exclusive of Selling Expenses), including reasonable legal fees of one counsel for the Holders, and (d) to the extent applicable, to cause the registration of the issuance of such ADSs, if applicable, and obtain all required approvals for the listing of the Ordinary Shares or ADSs representing such Ordinary Shares with the applicable U.S. exchange (collectively, a “U.S. Listing”). The Company shall not be obligated to (i) effect more than two (2) registrations pursuant to Subsection 2.1(a) above or (ii) effect such a registration (a) during the one hundred eighty (180) day period commencing with the date of a IPO, or (b) if the Company delivers notice to the holders of Registrable Securities within thirty (30) days of any such registration request of its intent to file a registration statement for an IPO within 60 days. The Company shall also exercise commercially reasonable efforts to maintain the U.S. Listing and trading of its Ordinary Shares on the applicable U.S. Trading Market and, in accordance, therewith, will use commercially reasonable efforts to comply with all applicable reporting, filing and other obligations applicable to a Foreign Private Issuer (including if the Company qualifies as an Emerging Growth Company under the Securities Act) whose securities are listed on the Company’s applicable U.S. Trading Market.

5

(b)                                 Form F-3 Demand. If at any time when it is eligible to use a Form F-3 registration statement, the Company receives a request from Holders of Registrable Securities then outstanding that the Company file a Form F-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, use its best efforts to file a Form F-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3. The Company shall not be obligated to effect more than two (2) registrations pursuant to 2.1(b) above during any twelve month period, provided, however, that each such offering must have an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million.

(c)                                  Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) it would be materially detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than forty-five (45) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such forty-five (45) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

(d)                                 The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is ninety (90) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) Demand Registrations pursuant to Subsection 2.1(a); (iii) if the Company delivers notice to the Holders of Registrable Securities within thirty (30) days of any such Demand Registration request of its intent to file a registration statement for a Qualified IPO within sixty (60) days; or

6

(iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form F-3 pursuant to a request made pursuant to Subsection 2.1(a). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Subsection 2.1(a) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2                               Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its Ordinary Shares under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3                               Underwriting Requirements.

(a)                                 If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and

7

the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering (i.e. the holders of Registrable Securities requesting registration would be provided an opportunity to have their shares included in such registration in an amount equal to not less than twenty percent (20%) of the total number of shares registered in such offering by the Company), unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.30 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Privileged Relations of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

8

(b)                                 For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4                               Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Ordinary Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)                                  furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities

9

exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)                                     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)                                    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5                               Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6                               Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed U.S.$50,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall to the extent permitted by law be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that

10

were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the financial condition or business of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf. Any payments required to be made by the Company on behalf of any Holder in connection with SEC registration pursuant to the terms of this Agreement shall only be required to be made to the extent permitted by applicable law.

2.7                               Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8                               Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages and legal and other expenses to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written

11

information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)                                 To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will, to the extent permitted by law, contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among

12

other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9                               Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall:

(a)                                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)                                 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or interim report of the Company and such other reports and documents so filed by the

13

Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 (at any time after the Company so qualifies to use such form).

2.10                        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included, or (ii) to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 4.9.

2.11                        “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) held immediately before the effective date of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all shareholders individually owning more than one percent (1%) of the Company’s outstanding Ordinary Shares (after giving effect to conversion into Ordinary Shares of all outstanding Series A Preferred Shares). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they

14

were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12                        Restrictions on Transfer.

(a)                                 The Series A Preferred Shares and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not be required to recognize and shall issue stop-transfer instructions to its transfer agent (if applicable) with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Series A Preferred Shares and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)                                 Each certificate, instrument, or book entry representing (i) the Series A Preferred Shares, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)                                  The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale,

15

pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel (which, for the avoidance of doubt, may include such Holder’s in-house legal counsel) who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such an advance notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that, in the case of this clause (y), each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(d)                                 The provisions of this Subsection 2.12 shall be without prejudice to the provisions of the Articles relating to the requirements and restrictions in respect of the transfer of shares in the capital of the Company.

2.13                        Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.22 shall terminate upon the earliest to occur of:

(a)                                 a Sale (as defined in the Articles) or the application of Article 3.2.3(d) of the Articles;

(b)                                 such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c)                                  the fifth anniversary of the IPO.

3.                                      Information and Observer Rights; Certain Tax Covenants.

3.1                               Delivery of Financial Statements. The Company shall deliver to each Investor:

(a)                                 as soon as practicable, but in any event within one hundred twenty (120) days after the end of each financial year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between

16

(x) the actual amounts as of and for such financial year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(c)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of shareholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of internationally recognized standing selected by the Company;

(b)                                 as soon as practicable, but in any event within seventy-five (75) days after the end of each of the first three (3) quarters of each financial year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of shareholders’ equity as of the end of such fiscal quarter, all prepared in accordance with IFRS (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with IFRS);

(c)                                  as soon as practicable, but in any event before the start of each financial year to which it relates, a budget for that financial year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(d)                                 with respect to the financial statements called for in Subsection 3.1(a), and Subsection 3.1(b), an instrument executed by the chief financial officer or chief operating officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with IFRS consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b); and

(e)                                  such other information relating to the financial condition, business or corporate affairs of the Company as any Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date ninety (90) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer

17

actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2                               Inspection. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3                               Termination of Information Rights. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately upon the consummation of a Qualified IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Sale (as defined in the Articles) or the application of Article 3.2.3(d) of the Articles, whichever event occurs first.

3.4                               Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any existing Affiliate, partner, member, shareholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by any applicable law, rule, or regulation or in connection with any judicial, administrative, or regulatory investigation, inquiry or proceeding, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.5                               Classification of the Company for United States Tax Purposes.

(a)                                 The Company represents, warrants and agrees that (i) the Company has made, or will make, an election (effective no later than the date hereof) to have the Company treated as an association taxable as a corporation for United States federal income tax purposes

18

on Internal Revenue Service From 8832, in the manner described under Section 301.7701-3(c) of the United States Treasury Regulations, or (ii) the Company is otherwise taxable as a corporation for United States federal income tax purposes.

(b)                                 Without the consent of the Investors, the Company shall not make any election to be treated as a partnership for United States federal income tax purposes, and the Company shall not take any other action or reporting position that would be inconsistent with the treatment of the Company as a corporation for United States federal income tax purposes.

3.6                               Passive Foreign Investment Company Representations.

(a)                                 The Company, at its own cost and expense, shall review its tax status at least annually with qualified United States tax advisors in order to determine whether or not the Company or any of its Subsidiaries is a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code, and notify the Investors of such status within sixty (60) days of the end of each calendar year.

(b)                                 Upon written request by an Investor, the Company shall promptly, and in any event no later than the date that is 75 days after the end of the taxable year of the Company, provide such Investor with a “PFIC Annual Information Statement” (within the meaning of Treasury Regulations section 1.1295-1(g)) after the end of each taxable year of the Company. The Company will only be obligated to comply with this clause (b) to the extent it is currently, or has been at any point during the ownership of such Investor, a PFIC. Any PFIC Annual Information Statement shall be signed by the Company or an authorized representative of the Company and shall set forth the following information:

(i)                                     The first and last days of the taxable year of the Company;

(ii)                                  Sufficient information to enable the Investor to calculate its pro rata shares of the Company’s ordinary earnings and net capital gain, for that taxable year indicated in clause (i) above;

(iii)                               The amount of cash and the fair market value of other property distributed or deemed distributed to the Investor during the taxable year of the Company to which the PFIC Annual Information Statement pertains; and

(iv)                              A statement that the Company will permit the Investor to inspect and copy the Company’s permanent books of account, records, and such other documents as may be maintained by the Company to establish that the Company’s ordinary earnings and net capital gain are computed in accordance with U.S. federal income tax principles, and to verify these amounts and the Investor’s pro rata shares thereof.

(c)                                  If the Company directly owns any stock of one or more PFICs with respect to which the Investor may make a section 1295 election, the Company shall use commercially reasonable efforts to prepare a PFIC Annual Information Statement that combines with its own information and representations the information and representations of such other PFICs; provided, however, that the Company will only be required to provide the relevant

19

information with respect to any other PFICs to the extent the Company has reasonable access to such information with respect to such PFIC.

3.7                               Controlled Foreign Corporation Representations.

(a)                                 The Company, at its own cost and expense, shall review its tax status at least annually with qualified United States tax advisors in order to determine whether or not the Company or any of its Subsidiaries is a CFC and, if it is determined that the Company or any of its Subsidiaries is a CFC, shall determine the amount of the Company’s and its Subsidiaries’ subpart F income, as defined in Section 952 of the Code, the amount of the Company’s and its Subsidiaries’ earnings and profits potentially treated as dividends pursuant to Section 1248 of the Code, and the Investor’s pro rata portion of either of the foregoing.

(b)                                 With respect to any taxable year in which the Company determines that it or any of its Subsidiaries is a CFC, the Company and its Subsidiaries shall use commercially reasonable efforts to minimize the amount includable in income by the Investor or its beneficial owners as subpart F income, as defined in Section 952 of the Code, arising as a result of holding a direct or indirect interest in the Company or any of its Subsidiaries, provided that, in the reasonable discretion of the Company, any such efforts of the Company or any of its Subsidiaries would not be reasonably expected to have an adverse economic effect on the Company or any of its Subsidiaries and would not be reasonably expected to adversely impact the operations of the Company or any of its Subsidiaries.

4.                                      Miscellaneous.

4.1                               Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Privileged Relation or trust for the benefit of an individual Holder or one or more of such Holder’s Privileged Relations; or (iii) after such transfer, holds Registrable Securities (as such term is defined in this Agreement); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or shareholder of a Holder; (2) who is a Holder’s Privileged Relation; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Privileged Relation shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

20

4.2                               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

4.3                               Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4                               Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5                               Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on a signature page or Schedule B hereto, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 4.5. If notice is given to the Company, a copy shall also be sent to David S. Bakst, Mayer Brown LLP, 1675 Broadway, New York, New York 10019 and to Richard Smith, Mayer Brown International LLP, 201 Bishopsgate, London EC2M 3AF, United Kingdom and if notice is given to Holders, a copy shall also be given to Trevor J. Chaplick, Proskauer, 1001 Pennsylvania Avenue, NW, Suite 400 South, Washington, DC 20004-2533.

4.6                               Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least 55% of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 4.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

21

4.7                               Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

4.8                               Aggregation. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

4.9                               Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series A Preferred Shares after the date hereof, any purchaser of such securities shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

4.10                        Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) together with the Articles and the shareholders agreement being entered into on or about the date hereof in connection with the transactions contemplated by this Agreement, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.11                        Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS

22

(INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of New York or any court of the State of New York having subject matter jurisdiction.

4.12                        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.13                        Right to Conduct Activities. The Company hereby agrees and acknowledges that certain of the Investors (together with their respective Affiliates) are professional investment funds, and as such invest in numerous portfolio companies (and review the business plans and related proprietary information of many enterprises), some of which may be deemed competitive with the Company’s business (as currently conducted or as may be conducted in the future). The Company agrees that, (a) for purposes of the Articles and the Transaction Documents (as defined in the Shareholders Agreement), no Investor or any of its Affiliates, or any of its or its Affiliates’ partners, officers or representatives which manage or advise any such investment funds, shall be considered a competitor of the Company as a result of such current or future investment, management or advisory activities, and (b) nothing in the Articles or the Transaction Documents shall preclude or in any way restrict the Investors or their Affiliates from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete directly or indirectly with those of the Company. The Company hereby agrees that, to the extent permitted under applicable law, neither the Investors nor their Affiliates shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by the applicable Investor or Affiliate in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of the applicable Investor or Affiliate to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to

23

this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

4.14                        Foreign Corrupt Practices Act. The Company represents that it shall not (and shall use reasonable efforts not to permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall use reasonable efforts to cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall use reasonable efforts to cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any Enforcement Action (as defined in the Shareholders Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

[Remainder of Page Intentionally Left Blank]

24

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ADAPTIMMUNE LIMITED

By:	/s/ Ian Michael Laing

Name:	Ian Michael Laing

Title:	Director

By:	/s/ Margaret Henry
Name:	Margaret Henry
Title:	Company Secretary

ADAPTIMMUNE THERAPEUTICS LIMITED

By:	/s/ Ian Michael Laing

Name:	Ian Michael Laing
Title:	Director

By:	/s/ Margaret Henry
Name:	Margaret Henry
Title:	Company Secretary

Signature Page to Investors’ Rights Agreement

New Enterprise Associates 14, Limited Partnership
By:	NEA Partners 14, Limited Partnership,
its General Partner

By:	NEA 14 GP, LTD, its General Partner

By:	/s/ Louis Citron
Name: Louis Citron
Title: Chief Legal Officer

NEA Ventures 2014, Limited Partnership

By:	/s/ Louis Citron
Names: Louis Citron
Title: Vice President

Address:
c/o New Enterprise Associates
1954 Greenspring Drive, Suite 600
Timonium, MD 21093

Attn: Pamela Clark

Signature Page to Investors’ Rights Agreement

OrbiMed Private Investments V, L.P.
By:	OrbiMed Capital GP V LLC, its General Partner

By:	OrbiMed Advisors LLC, its Managing Member

By:	/s/ Carl Gordon
Name:	Carl Gordon
Title:	Member
Address:	OrbiMed Private Investments V, L.P.
Attn: Legal
601 Lexington Avenue (at 53rd Street)
54th Floor
New York, NY 10022-4629

Signature Page to Investors’ Rights Agreement

SMALLCAP World Fund, Inc.

By: Capital Research and Management Company,
for and on behalf of SMALLCAP World Fund, Inc.,
as beneficial holder, and Clipperbay & Co. (HG22),
as nominee for SMALLCAP World Fund, Inc.

By:	/s/ Walter R. Burkley

Name:	Walter R. Burkley
Title: Authorized Signatory

Signature Page to Investors’ Rights Agreement

Beacon Bioventures Fund III Limited Partnership

By:	Beacon Bioventures Advisors Fund III Limited
Partnership, its General Partner

By:	Impresa Management LLC, its General Partner

By:	/s/ Mary Bevelock Pendergast
Name: Mary Bevelock Pendergast
Title: Vice President

Address:	Beacon Bioventures Advisors Fund III
Limited Partnership
c/o Fidelity Biosciences
25 Cannon Street, 3rd Floor
London, EC4M 5TA
United Kingdom
Attention: Alex Pasteur
Email: alex.pasteur@fmr.com

Signature Page to Investors’ Rights Agreement

Ridgeback Capital Management LP

By:	/s/ Christian Sheldon

Name:	Christian Sheldon

Title:	C.T.O

Address:	75 Ninth Ave., 5th F1.
New York, NY 10011

Signature Page to Investors’ Rights Agreement

Foresite Capital Fund II, L.P.
By: Foresite Capital Management II, LLC
Its: General Partner

By:	/s/ Dennis D. Ryan
Name:	Dennis D. Ryan
Title:	CFO

Address:	101 California St., Suite 4100
San Francisco, CA 94111

Signature Page to Investors’ Rights Agreement

Novo A/S

By:	/s/ Thomas Dyrberg
Name:	Thomas Dyrberg
Title:	Senior Partner

Address:	Novo A/S
Tuborg Havnevej 19
2900 Hellerup
Denmark

Signature Page to Investors’ Rights Agreement

Salthill Investors (Bermuda) L.P.

By: Wellington Management Company LLP as
investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Managing Director and Counsel

Salthill Partners, L.P.

By: Wellington Management Company LLP as
investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Managing Director and Counsel

Address for notices:

c/o Wellington Management Company LLP
280 Congress Street
Boston, MA 02210
Attention: Emily Babalas
Telephone No: +1-617-790-7770
Fax No: +1-617-289-5699
Email Address: seclaw@wellington.com

With a copy (which shall not constitute notice) to:

WilmerHale
60 State St.
Boston, MA 02482
Attn: Jason L. Kropp
jason.kropp@wilmerhale.com
Facsimile: (617) 526-5000

Signature Page to Investors’ Rights Agreement

Fourth Avenue Capital Partners LP, by its General
Partner, Fourth Avenue Capital Partners GP LLC

By.	/s/ Tracy Fu
Name:	Tracy Fu
Title:	Managing Member

Address:	c/o QVT Financial LP
1177 Avenue of the Americas,
9th Floor
New York, NY 10036

Signature Page to Investors’ Rights Agreement

QVT Fund V LP, by its General Partner, QVT
Associates GP LLC

By.	/s/ Tracy Fu
Name:	Tracy Fu
Title:	Managing Member

Address:	c/o QVT Financial LP
1177 Avenue of the Americas,
9th Floor
New York, NY 10036

Signature Page to Investors’ Rights Agreement

Bryan White

By:	/s/ Bryan White

Address:	601 Union Street, 56th Floor
Seattle, WA 98101

Signature Page to Investors’ Rights Agreement

Quintessence Fund L.P., its General Partner, QVT
Associates GP LLC

By:	/s/ Tracy Fu
Name:	Tracy Fu
Title:	Managing Member

Address:	c/o QVT Financial LP
1177 Avenue of the Americas,
9th Floor
New York, NY 10036

Signature Page to Investors’ Rights Agreement

QVT Fund IV LP, by its General Partner, QVT
Associates GP LLC

By:	/s/ Tracy Fu
Name:	Tracy Fu
Title:	Managing Member

Address:	c/o QVT Financial LP
1177 Avenue of the Americas,
9th Floor
New York, NY 10036

Signature Page to Investors’ Rights Agreement

Rock Springs Capital Master Fund LP

Rock Springs GP LLC
Its: General Partner

By:	/s/ Kris Jenner
Name:	Kris Jenner
Title:	Managing Director (Member)

Address:	Rock Springs Capital
650 S. Exeter St.
Suite 1070
Baltimore, MD 21202

Signature Page to Investors’ Rights Agreement

venBio Select Fund LLC

By:	/s/ Scott Epstein
Name:	Scott Epstein
Title:	CFO & CCO, venBio Select Fund LLC

Address:	120 West 45th Street, Suite 2802
New York, NY 10036

Signature Page to Investors’ Rights Agreement

Merlin Nexus IV, LP

By:	/s/ Alberto Bianchinotti

Name:	Alberto Bianchinotti

Title:	CFO

Address:	Merlin Nexus
424 West 33rd Street, Suite 330
New York, NY 10001

Signature Page to Investors’ Rights Agreement

The Chancellor, Masters and Scholars of the University of Oxford

By:	/s/ Christopher Towler

Name:	Christopher Towler

Title:	Director, OSEM

For and on behalf of
THE CHANCELLOR, MASTERS
AND SCHOLARS OF THE
UNIVERSITY OF OXFORD

Address:	University Offices
Wellington Square
Oxford OX1 2JD
United Kingdom

Signature Page to Investors’ Rights Agreement

St Catherine’s College in the University of Oxford

By:	/s/ Ian Michael Laing

Name:	Ian Michael Laing

Under Power of attorney dated 13 February 2015, duly authorized for and on behalf of St Catherine’s College in the University of Oxford

Address:	Manor Road
Oxford
OX1 3UJ,
United Kingdom

Signature Page to Investors’ Rights Agreement

Financial Consultants (Jersey) Limited

By:	/s/ Ian Michael Laing

Name:	Ian Michael Laing

Under Power of attorney dated 16 February 2015, duly authorized for and on behalf of Financial Consultants (Jersey) Limited

Address:
a/c 91 — Centenary House, La Grande
Route de St Pierre,
St Peter, Jersey JE3 7AY

Signature Page to Investors’ Rights Agreement

SIGAL FAMILY INVESTMENTS, LLC

By:	/s/ Elliott Sigal
Name:	Elliott Sigal
Title:	Manager

Address:	32 Brearly Road
Princeton, New Jersey 08540

Signature Page to Investors’ Rights Agreement

SCHEDULE A

		(3)	(4)	(5)
	(2)	Number of Newco	Number of Series A	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Preferred Shares to be	Preferred Shares to be
Seller name and address	Shares to be sold	issued	sold	issued
J J Noble	99,726	9,972,599
Flat 12, Victoria Gardens,
15 Marston Ferry Road,
Oxford, OX2 7EF

N J Cross	290,428	29,042,800
Lashford House,
Church Lane,
Dry Sandford,
Abingdon, Oxfordshire,
OX13 6JP

I M Laing	290,428	29,042,800
4 Charlbury Road,
Oxford,
OX2 6UT

BK Jakobsen	47,365	4,736,500
Flat 7, Lincombe Lodge,
Fox Lane,
Boars Hill,
Oxford
OX1 5DN

B H Jakobsen	25,125	2,512,500
Long Acre,
Faringdon Road,
Frilford Heath,
Abingdon,
Oxfordshire OX13 6QJ

		(3)	(4)	(5)
	(2)	Number of Newco	Number of Series A	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Preferred Shares to be	Preferred Shares to be
Seller name and address	Shares to be sold	issued	sold	issued
G E S Robinson	290,428	29,042,800
20 Campden Hill Square,
London W8 7JY

Joanne Noble	7,143	714,300
38 Beech Croft Road,
Oxford OX2 7AZ

W T Chown	14,337	1,433,700
4 Rawlinson Road,
Oxford
OX2 6UE

N S Blackwell	94,668	9,466,800
The Ham, Wantage,
Oxfordshire
OX12 9JA

C Blackwell	46,222	4,622,200
The Ham,
Wantage,
Oxfordshire
OX12 9JA

The Trustees of the Nigel Blackwell A&M Trust	89,218	8,921,800
The Ham,
Wantage,
Oxfordshire
OX12 9JA

J Pointer	46,920	4,692,000
Heathfield House,
Chilworth Road,
Southampton, S016 7JZ

		(3)	(4)	(5)
	(2)	Number of Newco	Number of Series A	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Preferred Shares to be	Preferred Shares to be
Seller name and address	Shares to be sold	issued	sold	issued
J Knowles	70,676	7,067,600
Paradiesstrasse 73,
CH4102 Binningen,
Baselland,
Switzerland

V E Treves	5,576	557,600
4 Alwyne Place,
London
N1 2NL

Quester Academic GP Limited as General Partner of the Second Isis College Fund Limited Partnership Smithfield Business Centre,	15,640	1,564,000
5 St John’s Lane,
London, EC1 4BH

The Chancellor, Masters and Scholars of the University of Oxford	7,871	787,100	28,113	2,811,300
University Offices
Wellington Square
Oxford OX1 2JD

		(3)	(4)	(5)
	(2)	Number of Newco	Number of Series A	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Preferred Shares to be	Preferred Shares to be
Seller name and address	Shares to be sold	issued	sold	issued
Financial Consultants (Jersey) Limited	13,295	1,329,500	16,939	1,693,900
a/c 91 - Centenary House,
La Grande Route de St Pierre,
St Peter, Jersey
JE3 7AY

Nuframe Limited	13,295	1,329,500
Centenary House,
La Grande Route de St Pierre,
St Peter,
Jersey JE3 7AY

St Catherine’s College in the University of Oxford	4,695	469,500	16,939	1,693,900
Manor Road
Oxford OX1 3UJ

Peter Lammer	52,728	5,272,800
Manor Cottage,
Church Lane,
Dry Sandford,
Oxfordshire OX13 6JP

Helen Katrina Tayton-Martin	18,150	1,815,000
Brock House,
Sheepdrove,
Lambourn,
Hungerford,
Berks
RG17 7XA

		(3)	(4)	(5)
	(2)	Number of Newco	Number of Series A	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Preferred Shares to be	Preferred Shares to be
Seller name and address	Shares to be sold	issued	sold	issued
Immunocore Limited	269,767	26,976,700
90 Park Drive,
Milton Park,
Abingdon,
Oxfordshire, OX14 4RY

New Enterprise Associates 14, Limited Partnership			592,690	59,269,000
c/o New Enterprise Associates
1954 Greenspring Drive,
Suite 600
Timonium, MD 21093

NEA Ventures 2014,			170	17,000
Limited Partnership
c/o New Enterprise Associates
1954 Greenspring Drive,
Suite 600
Timonium, MD 21093

OrbiMed Private Investments V, LP			254,083	25,408,300
c/o OrbiMed Advisors, LLC
601 Lexington Avenue,
54th Floor, New York,
NY 10022

		(3)	(4)	(5)
	(2)	Number of Newco	Number of Series A	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Preferred Shares to be	Preferred Shares to be
Seller name and address	Shares to be sold	issued	sold	issued
SMALLCAP World Fund, Inc.			169,389	16,938,900
c/o Capital Research and Management Company,
Attention: Erik A,
Vayntrub, 333 South
Hope Street, 33rd Floor,
Los Angeles, California 90071

Beacon Bioventures Fund III Limited Partnership			135,511	13,551,100
c/o Fidelity Biosciences
One Main Street, 13th Floor
Cambridge, MA 02142

Ridgeback Capital Management LP			118,572	11,857,200
75 Ninth Avenue,
5th Floor
New York, NY 10011

Foresite Capital Fund II, LP			84,694	8,469,400
101 California St.,
Suite 4100
San Francisco, CA 94111

		(3)	(4)	(5)
	(2)	Number of Newco	Number of Series A	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Preferred Shares to be	Preferred Shares to be
Seller name and address	Shares to be sold	issued	sold	issued
Novo A/S			84,694	8,469,400
Tuborg Havnevej 19
DK-2900 Hellerup
Denmark

Salthill Investors (Bermuda) L.P.			34,479	3,447,900
c/o Wellington
Management Company, LLP,
280 Congress Street.,
31st Fl.
Boston MA 02210

Salthill Partners, L.P.			50,215	5,021,500
c/o Wellington
Management Company, LLP,
280 Congress Street.,
31st Fl.
Boston MA 02210

Bryan White			11,240	1,124,000
601 Union Street,
56th Floor
Seattle, WA 98103

		(3)	(4)	(5)
	(2)	Number of Newco	Number of Series A	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Preferred Shares to be	Preferred Shares to be
Seller name and address	Shares to be sold	issued	sold	issued
QVT Fund V LP			29,738	2,973,800
c/o QVT Financial LP
1177 Avenue of the Americas,
9th Floor
New York, NY 10036

QVT Fund IV LP			5,021	502,100
c/o QVT Financial LP
1177 Avenue of the Americas,
9th Floor
New York, NY 10036

Quintessence Fund L.P.			3,861	386,100
c/o QVT Financial LP
1177 Avenue of the Americas,
9th Floor
New York, NY 10036

Fourth Avenue Capital Partners LP			34,834	3,483,400
c/o QVT Financial LP
1177 Avenue of the Americas,
9th Floor
New York, NY 10036

Rock Springs Capital Master Fund LP			33,878	3,387,800
650 S. Exeter Street
Suite 1070
Baltimore, MD 21202

		(3)	(4)	(5)
	(2)	Number of Newco	Number of Series A	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Preferred Shares to be	Preferred Shares to be
Seller name and address	Shares to be sold	issued	sold	issued
venBio Select Fund LLC			33,878	3,387,800
120 West 45th Street
Suite 2802
New York, NY 10036

Merlin Nexus IV, LP			16,939	1,693,900
424 West 33rd Street,
Suite 330
New York, NY 10001

Sigal Family			2,541	254,100
Investments, LLC
32 Brearly Road,
Princeton, NJ 08540

SCHEDULE B

INVESTORS

New Enterprise Associates 14, Limited Partnership

NEA Ventures 2014, Limited Partnership

c/o New Enterprise Associates

1954 Greenspring Drive, Suite 600

Timonium,MD 21093

Attn: Pamela Clark

OrbiMed Private Investments V, L.P.

Attn: Evan Sotiriou

601 Lexington Avenue (at 53rd Street)

54th Floor

New York, NY 10022-4629

SMALLCAP World Fund, Inc.

c/o Capital Research and Management Company

333 South Hope Street, 33rd Floor

Los Angeles, California 90071

Attention: Erik A. Vayntrub

Email: erik.vayntrub@capgroup.com

with a copy, which shall not constitute notice, to:

SMALLCAP World Fund, Inc.

Spear Tower

1 Market Street, Suite 3900

San Francisco, California 94105

Attention: Eric Keisman Jr.

Email: eric.keisman@capitalworld.com

Beacon Bioventures Fund III Limited Partnership

c/o Fidelity Biosciences

25 Cannon Street, 3rd Floor

London, EC4M 5TA

United Kingdom

Attention: Alex Pasteur

Email: alex.pasteur@fmr.com

Ridgeback Capital Management LP

Wayne Holman

75 Ninth Ave, 5th Fl.

New York, NY 10011

Foresite Capital Fund II, L.P.

Jim Tananbaum

101 California St., Suite 4100

San Francisco, CA 94111

Thomas Dyrberg

Senior Partner

Novo A/S

Tuborg Havnevej 19

2900 Hellerup

Denmark

Wellington Management Company, LLP

Salthill Investors (Bermuda) L.P.

Salthill Partners, L.P.

Fourth Avenue Capital Partners LP

QVT Fund V LP

Bryan White

QVT Fund IV LP

Quintessence Fund L.P.

Keith Manchester

1177 Avenue of the Americas, 9th Floor

New York, NY 10036

Rock Springs Capital Master Fund LP

Kris Jenner

650 S. Exeter St.

Suite 1070

Baltimore, MD 21202

venBio Select Fund LLC

Behzad Aghazadeh

120 West 45th Street, Suite 2802

New York, NY 10036

Merlin Nexus IV, LP

Dominique Semon

424 West 33rd Street, Suite 330

New York, NY 10001

The Chancellor, Masters and Scholars of the University of Oxford

University Offices

Wellington Square

Oxford OX1 2JD

c/o Oxford Spin-Out Equity Management

Magdalen Centre

Robert Robinson Avenue

Oxford Science Park

Oxford OX4 4GA

Attention: James Mallinson

St Catherine’s College in the University of Oxford

Manor Road, Oxford, OX1 3UJ

United Kingdom

Financial Consultants (Jersey) Limited

a/c 91 - Centenary House, La Grande Route de St Pierre, St Peter, Jersey JE3 7AY

Sigal Family Investments, LLC

Elliott Sigal, Manager

32 Brearly Road

Princeton, New Jersey 08540

COMPANY

Address for Notices

Mr. James Noble

Chief Executive Officer

Adaptimmune Therapeutics Limited

91 Park Drive

Milton Park

Abingdon

Oxfordshire OX14 4RA

Fax number: + 44 (0) 1235 430001